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                     Lloyd George Management (Hong Kong) Limited
                               3808 One Exchange Square
                                  Central, Hong Kong



                                                        January 1, 1996





     Lloyd George Investment Management (Bermuda) Limited
     Cedar House,
     41 Cedar Avenue
     Hamilton, HM12, Bermuda

              Re:     Service Agreement

     Ladies and Gentlemen:

              Lloyd George Management (Hong Kong) Limited ("LGM-HK") is the investment adviser to Greater China Growth Portfolio (the "Portfolio") under an Investment Advisory Agreement dated October 27, 1992 between LGM-HK and the Portfolio (the "Investment Advisory Agreement"). Subject to the approval of the Board of Trustees of the Portfolio, LGM-HK has selected Lloyd George Investment Management (Bermuda) Limited ("LGIM-B"), a company under common control with LGM-HK, to provide portfolio management services for the Portfolio. You agree that you are willing to provide such services for the Portfolio and, accordingly, LGM-HK and you agree as follows:

              1. Portfolio Management Duties of LGIM-B. LGM-HK hereby employs LGIM-B to provide continuing and suitable portfolio management services to the Portfolio and to manage the investment and reinvestment of the assets of the Portfolio, subject to the supervision of LGM-HK and the Trustees of the Portfolio, for the period and on the terms set forth in this Agreement.

              LGIM-B hereby accepts such employment, and undertakes to afford to the Portfolio the advice and assistance of LGIM-B's organization in the choice of investments and in the purchase and sale of securities for the Portfolio and to furnish for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio and to pay the salaries and fees of all officers and Trustees of the Portfolio who are members of LGIM-B's organization and all personnel of LGIM-B performing services relating to research and investment activities. LGIM-B shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Portfolio in any way or otherwise be deemed an agent of the Portfolio.
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     Lloyd George Investment Management
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              LGIM-B shall provide the Portfolio with such portfolio management services and supervision as LGM-HK may from time to time consider necessary for the proper supervision of the Portfolio's investments.
     LGIM-B shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the Portfolio's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Portfolio under the Investment Company Act of 1940, all as from time to time amended. Should the Trustees of the Portfolio at any time, however, make any specific determination as to investment policy for the Portfolio and notify LGIM-B thereof in writing, LGIM-B shall be bound by such determi-nation for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. LGIM-B shall take, on behalf of the Portfolio, all actions which it deems necessary or desirable to implement the investment policies of the Portfolio.

              LGIM-B shall place all orders for the purchase or sale of portfolio securities for the account of the Portfolio with brokers or dealers or banks or firms or other persons selected by LGIM-B, and to that end LGIM-B is authorized as the agent of LGM-HK and the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payment of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers or banks or firms or other persons and the placing of such orders, LGIM-B shall use its best efforts to seek to execute security transactions at prices which are advantageous to the Portfolio and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to LGIM-B and LGIM-B is expressly authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if LGIM-B determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall re-sponsibilities which LGIM-B and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, LGIM-B is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of EV Classic Greater China Growth Fund, EV Marathon Greater China Growth Fund, EV Traditional Greater
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     Lloyd George Investment Management
     (Bermuda) Limited
     January 1, 1996
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     China Growth Fund, or any other investment company or series thereof that invests substantially all of its assets in the Portfolio.

              LGIM-B shall not be responsible for providing certain special administrative services to the Portfolio under this Agreement. Eaton Vance Management, in its capacity as Administrator of the Portfolio, shall be responsible for providing such services to the Portfolio under the Portfolio's separate Administration Agreement with the Administrator.

              2. Compensation. For all services to be rendered and ex-penses paid or assumed by you as herein provided, LGM-HK will cause the Portfolio to pay you monthly in arrears on the last business day of each month the entire amount of the advisory fee that LGM-HK is entitled to receive from the Portfolio.

              3.      Allocation of Charges and Expenses.  It is understood
     that the Portfolio will pay all its expenses other than those expressly stated to be payable by LGIM-B hereunder, which expenses payable by the Portfolio shall include, without implied limitation, (i) expenses of maintaining the Portfolio and continuing its existence, (ii) registration for the Portfolio under the Investment Company Act of 1940, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv)
     auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale and redemption of Interests in the Portfolio, (viii) expenses of registering and qualifying the Portfolio and Interests in the Portfolio under federal and state securities laws and of preparing and printing registration statement or other offering documents or memoranda for such purposes and for distributing the same to Holders and investors, and fees and expenses of registering and maintaining registrations of the Portfolio and of the Portfolio's placement agent as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to Holders and of meetings of Holders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Portfolio (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balances and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, Holder servicing agents and registrars for all services to the Portfolio, (xv) expenses for servicing the accounts of Holders, (xvi) any direct charges to Holders approved by the Trustees of the Portfolio, (xvii) compensation and expenses of
     Trustees of the Portfolio who are not members of LGIM-B's organization, (xviii) the administration fees payable by the Portfolio under any
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     Lloyd George Investment Management
     (Bermuda) Limited
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     administration or similar agreement to which the Portfolio is a party, and
     (xvix) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Portfolio to indemnify its Trustees, officers and Holders with respect thereto.

              4. Other Interests. It is understood that Trustees and officers of the Portfolio and Holders of Interests in the Portfolio are or may be or become interested in LGIM-B as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of LGIM-B are or may be or become similarly interested in the Portfolio, and that LGIM-B may be or become interested in the Portfolio as a shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of LGIM-B may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which LGIM-B may organize, sponsor or acquire, or with which it may merge or consolidate, and that LGIM-B or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

              5. Limitation of Liability of LGIM-B. The services of LGIM-B to LGM-HK and the Portfolio are not deemed to be exclusive, LGIM-B being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of LGIM-B, LGIM-B shall not be subject to liability to LGM-HK, the Portfolio or to any Holder for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

              6. Duration and Termination of this Agreement. This Agreement shall become effective on January 1, 1995 and, unless terminated as herein provided, shall remain in full force and effect through and including February 29, 1996 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 29, 1996 is specifically approved at least annually (i) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio and (ii) by the vote of a majority of those Trustees of the Portfolio who are not interested persons of LGM-HK, LGIM-B or the Portfolio cast in person at a meeting called for the purpose of voting on such approval.

              The Portfolio or either party hereto may, at any time on sixty
     (60) days' prior written notice to the other, terminate this Agreement
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     Lloyd George Investment Management
     (Bermuda) Limited
     January 1, 1996
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     without the payment of any penalty, by action of the Trustees of the
     Portfolio or the directors of LGM-HK or LGIM-B, as the case may be, and the Portfolio may, at any time upon such written notice to LGM-HK or LGIM-B, terminate this Agreement by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement shall terminate automatically in the event of its assignment or the assignment or termination of the Investment Advisory Agreement.

              7. Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Portfolio who are not interested persons of LGM-HK, LGIM-B or the Portfolio cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Portfolio.

              8. Limitation of Liability. LGIM-B expressly acknowledges the provision in the Declaration of Trust of the Portfolio (Sections 5.2 and 5.6) limiting the personal liability of the Trustees and officers of the Portfolio, and LGIM-B hereby agrees that it shall not have recourse to or seek satisfaction from any Trustee or officer of the Portfolio for payment of claims or obligations as between the Portfolio and LGIM-B.

              9. Certain Definitions. The terms "assignment" and "in-terested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of Holders, of the lesser of (a) 67 per centum or more of the Interests in the Portfolio present or represented by proxy at the meeting if the Holders of more than 50 per centum of the out-standing Interests in the Portfolio are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding Interests in the Portfolio. The terms "Holders" and "Interests" when used herein shall have the respective meaning, specified in the Declaration of Trust of the Portfolio.

              10. Responsibility of LGM-HK. Notwithstanding this Agree-ment, LGM-HK shall remain ultimately responsible for all of its obligations under the Investment Advisory Agreement.

              11. Miscellaneous. The captions in this Agreement are in-cluded for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts,
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     Lloyd George Investment Management
     (Bermuda) Limited
     January 1, 1996
     Page 6



     each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                Very truly yours,

                                                LLOYD GEORGE MANAGEMENT (HONG
                                                KONG) LIMITED



                                                By:___________________________



        The foregoing Agreement is hereby
     agreed to as of the date hereof.

     LLOYD GEORGE INVESTMENT
     MANAGEMENT (BERMUDA) LIMITED



     By:___________________________
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